SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                                 (Amendment No.)

Filed by the Registrant |X| Filed by a Party other than the Registrant Check the appropriate box:
      Preliminary Proxy Statement
      Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
      Definitive Additional Materials
      Soliciting Material Pursuant to Rule 14a-12

                              Zoom Technologies, Inc.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
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          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)     Amount Previously Paid:

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










                             ZOOM TECHNOLOGIES, INC.
                                207 South Street
                                Boston, MA 02111
May 3, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zoom Technologies, Inc. to be held at 10:30 a.m., local time, on Tuesday, June 11, 2002 at the principal executive offices of Zoom Technologies, 207 South Street, Boston, Massachusetts, 02111. The location is near South Station in downtown Boston.

     A buffet breakfast will be available starting at 10:00 a.m. and the meeting will begin at 10:30 a.m. Officers and directors will be available for discussion before and after the meeting. After the short formal part of the meeting, there will be a business presentation and a question-and-answer period.

     Whether or not you plan to attend, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you change your mind about your proxy at the meeting, you can withdraw your proxy and vote in person.

      I look forward to seeing those of you who will be able to attend.


                                    Frank Manning
                                    President

                             ZOOM TECHNOLOGIES, INC.
                                207 South Street
                                Boston, MA 02111

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Zoom Technologies, Inc. will be held on Tuesday, June 11, 2002 at 10:30 a.m., local time, at Zoom's principal executive offices located at 207 South Street, Boston, Massachusetts 02111, for the following purposes:

1. To elect five (5) directors to serve for the ensuing year and until their successors are duly elected; and

2. To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 19, 2002 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation or adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  Frank B. Manning
                                  President

Boston, Massachusetts
May 3, 2002

--------------------------------------------------------------------------------
IMPORTANT: YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF ZOOM A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                              THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                             ZOOM TECHNOLOGIES, INC.

         PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 11, 2002

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Zoom Technologies, Inc. ("Zoom"), for use at the Annual Meeting of Stockholders to be held on Tuesday, June 11, 2002, at 10:30 a.m., local time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of Zoom located at 207 South Street, Boston, Massachusetts 02111. This proxy statement, the accompanying Notice of the Annual Meeting, proxy card and the annual report to stockholders are first being mailed to stockholders on or about May 3, 2002.

Record Date, Stock Ownership and Voting

     Only stockholders of record at the close of business on April 19, 2002, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 19, 2002 there were outstanding and entitled to vote 7,860,866 shares of common stock, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock. One-third of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

     The five (5) nominees for the Board of Directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy and entitled to vote thereon will be elected directors of Zoom.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will count shares represented in person or by proxy that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matters for purposes of determining the presence of a quorum; but neither proxies that withhold authority to vote for any nominee (without naming an alternative nominee), abstentions nor broker non-votes will be counted as votes cast at the Annual Meeting. As a result, such proxies will not be a factor for the election of directors at the Annual Meeting.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Zoom at Zoom's principal executive office, 207 South Street, Boston, Massachusetts 02111, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

     All costs of this solicitation of proxies will be borne by Zoom. Zoom may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers, or employees of Zoom. No additional compensation will be paid for any such services.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     A board of five directors is to be elected at the Annual Meeting. The persons named in the following table are nominated by management for election as directors of Zoom. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. All nominees are currently directors of Zoom. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. Each director elected will hold office until the next Annual Meeting or until his successor is duly elected or appointed and qualified, unless his office is earlier vacated in accordance with the Certificate of Incorporation of Zoom or he becomes disqualified to act as a director. The five (5) nominees who receive the greatest number of votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting, will be elected directors of Zoom.

Name                       Age          Principal Occupation            Director Since
--------------------------------------------------------------------------------------
Frank B. Manning           53       Chief Executive Officer,                 1977
                                    President and Chairman of the
                                    Board of Zoom Technologies, Inc.
Peter R. Kramer            50       Executive Vice President and             1977
                                    Director of Zoom Technologies, Inc.
Bernard Furman (1)(2)      72       Consultant                               1991

L. Lamont Gordon(1)        69       Consultant                               1992

J. Ronald Woods(1)(2)      66       President of Rowood Capital Corp         1991
--------------------------------------------------------------------------------------

(1) Member of the Audit Committee
(2) Member of the Stock Option Committee

Background of Nominees

     Frank B. Manning is a co-founder of Zoom and has been President, Chief Executive Officer and a Director of Zoom since May 1977, and Chairman of the Board since 1986. He earned his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow. Mr. Manning was a director of Microtouch Systems, Inc., a former Nasdaq-listed leader in touchscreen technology, from 1993 until its acquisition by 3M in 2001. Since 1998 Mr. Manning has served as a director of the Massachusetts Technology Development Corporation, a public purpose venture capital firm that invests in seed and early-stage technology companies in Massachusetts. Frank B. Manning is the brother of Terry Manning, Vice President of Sales and Marketing of Zoom.

     Peter R. Kramer is a co-founder of Zoom and has been Executive Vice President and a Director of Zoom since May 1977. He earned his B.A. degree in 1973 from SUNY Stony Brook and his M.F.A. degree from C.W. Post College in 1975.

     Bernard Furman has been a Director of Zoom since 1991. Mr. Furman has served as a consultant to various companies, including Timeplex, Inc. (formerly listed on the New York Stock Exchange), a world leader in large capacity multiplexer and network management products. He was a co-founder of Timeplex and served as its General Counsel and as member of its Board of Directors from its inception in 1969, and in 1984 also became Vice Chairman, Chief Administrative Officer and a member of the Executive Committee of the Board, holding all such positions until Timeplex was acquired by Unisys Corporation in 1988.

     L. Lamont Gordon has been a Director of Zoom since 1992. From 1987 through December 2001, Mr. Gordon served as the Chairman of Sprott Securities Limited, a Canadian institutional stock brokerage firm, and a member of the Toronto Stock Exchange. He co-founded Gordon Securities Limited in 1969 and served as
President until 1978 and as Chairman until 1979. He then founded Gordon Lloyd-Price Investments Limited, a private investment holding company and has served as its Chairman since 1979.

     J. Ronald Woods has been a Director of Zoom since 1991. Since November 2000, Mr. Woods has served as President of Rowood Capital Corp. From June 1996 to November 2000, Mr. Woods served as Vice President-Investments of Jascan, Inc. Prior to that, Mr. Woods served as Vice President-Investments of Conwest Exploration Corporation Ltd., a resource holding company based in Toronto from 1987 to June 1996. He also served as a director, major shareholder and head of research and corporate finance for Merit Investment Corporation, a stock brokerage firm, from 1972 through 1987, and served as the President of Merit Investment Corporation from 1984 through 1987. He is a former Governor of the Toronto Stock Exchange and is currently a director of Upton Resources, Inc., and Key West Energy Corp.

Committees and Meetings of the Board of Directors

     The Board of Directors has an Audit Committee and a Stock Option Committee. The Board of Directors does not have a nominating or compensation committee.

     The Stock Option Committee consists of Messrs. Furman and Woods. The primary functions of the Stock Option Committee are to administer and award options under Zoom's stock option plans.

     The members of and a description of the functions of the Audit Committee are described in the "Audit Committee Report" set forth below.

     During the year ending December 31, 2001, the Board of Directors and the Audit Committee each held six (6) meetings and the Stock Option Committee acted by unanimous written consent two (2) times. In addition, management consulted with members of the Board of Directors throughout the year on an informal basis. Each Director attended at least 75% of the total number of meetings of the Board and the committees on which he served.

                             AUDIT COMMITTEE REPORT

     During fiscal 2001, the Audit Committee of the Board of Directors consisted of three of Zoom's directors: Messrs. Furman, Gordon and Woods. All members of Zoom's Audit Committee are "independent" as such term is defined under the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") which was approved and adopted by the Board of Directors on May 23, 2000. Under the provisions of the Audit Committee Charter, the Audit Committee's primary functions are to, among other things: recommend the engagement and oversee the performance of Zoom's independent auditors; review Zoom's financial disclosure documents; monitor Zoom's financial reporting process and internal control systems; monitor potential conflicts of interest among Zoom and its executive officers and directors; and provide a liaison between the independent auditors and the Board of Directors.

     The Audit Committee has reviewed and discussed with management Zoom's audited consolidated financial statements for the fiscal year ending December 31, 2001. The Audit Committee has also discussed with KPMG LLP, Zoom's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from KPMG LLP regarding their independence, and has discussed the matter with the auditors.

     Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited consolidated financial statements for fiscal 2001 be included in Zoom's Annual Report on Form 10-K for the fiscal year ending December 31, 2001.

                                    Audit Committee:
                                    ----------------
                                    Bernard Furman
                                    L. Lamont Gordon
                                    J. Ronald Woods
                                    ----------------
Directors' Compensation

     Each non-employee director of Zoom receives a fee of $500 per quarter plus a fee of $500 for each meeting at which the director is personally present. Travel and lodging expenses are also reimbursed.

     Each non-employee director of Zoom is also granted stock options under Zoom's 1991 Directors Stock Option Plan, as amended (the "Directors Plan"). Currently, the non-employee directors of Zoom are Bernard Furman, L. Lamont Gordon and J. Ronald Woods.

     The Directors Plan provides in the aggregate that 198,000 shares of Common Stock (subject to adjustment for capital changes) may be issued upon the exercise of options granted under the Directors' Plan. Under the Directors Plan, each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock on January 10 and July 10 of each year. The exercise price for the options granted under the Directors Plan is the fair market value of the Common Stock on the date the option is granted.

     During fiscal 2001, Messrs. Furman, Woods and Gordon each received options to purchase 12,000 shares of Common Stock under the Directors Plan at an average exercise price of $3.26 per share.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of April 19, 2002, by (i) each person who is known by Zoom to own beneficially more than five (5) percent of Zoom's Common Stock, (ii) each of Zoom's directors and each Named Executive Officer listed below in the Summary Compensation Table under the heading "Executive
Compensation", and (iii) all of Zoom's directors and executive officers as a group. On April 19, 2002, there were 7,860,866 issued and outstanding shares of Zoom's Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed.

                                   Number of Shares
Name                               Beneficially Owned   % of Common Stock
--------------------------------------------------------------------------------
Frank B. Manning(1) (2)                731,246              9.15%
c/o Zoom Technologies, Inc.
207 South Street
Boston, MA 02111

T. Pat Manning(2)                      440,033              5.60%
1821 Sherman Drive
St. Charles, MO 63303

Peter R. Kramer(3)                     580,449              7.29%
c/o Zoom Technologies, Inc.
207 South Street
Boston, MA 02111

Bernard Furman(4)                       46,000                 *

L. Lamont Gordon(5)                     19,000                 *

J. Ronald Woods(6)                      20,000                 *

Robert A. Crist(7)                      56,000                 *

Richard Kumpf(8)                        40,339                 *

Deena Randall(9)                        56,500                 *

All Directors and Current            1,751,244             20.88%
Executive Officers
As a group (10 persons)
(1)(3)(4)(5)(6)(7)(8)(9)(10)
--------------------------------------------------------------------------------

*Less than one percent of shares outstanding.

(1) Includes 135,000 shares that Mr. Manning has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002. Includes 3,368 shares held by Mr. Manning's daughter, as to which he disclaims beneficial ownership.
(2)  T. Pat Manning and Frank B. Manning are brothers.
(3) Includes 100,000 shares that Mr. Kramer has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.
(4) Includes 18,000 shares the Mr. Furman has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.
(5) Includes 18,000 shares that Mr. Gordon has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.
(6) Includes 18,000 shares that Mr. Woods has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.
(7) Includes 56,000 shares that Mr. Crist has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.
(8) Includes 20,000 shares that Mr. Kumpf has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.
(9) Includes 56,500 shares that Ms. Randall has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.
(10) Includes 105,000 shares that the executive officers of Zoom, who are not named above, have the right to acquire under outstanding stock options exercisable within sixty (60) days after April 19, 2002.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table shows, for the fiscal years ending December 31, 2001, 2000 and 1999, the compensation of each person who served as Chief Executive Officer and the four most highly compensated executive officers of Zoom whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to Zoom during the last completed fiscal year (the "Named Executive Officers").

     NOTE: Bonus payments do not reflect the performance or value of an executive. Zoom focuses on the total compensation of each executive, including base salary, bonus, and stock options.

                                                                                  Long Term
                                                                                  Compensation
                                               Annual Compensation                Awards
                                                                                  Securities
Name and                                                           Other Annual   Underlying    All Other
Principal Position              Year        Salary      Bonus      Compensation   Options (#)   Compensation(3)
--------------------------------------------------------------------------------------------------------------
Frank B. Manning,               12/31/01    $131,352        -0-    $ 6,333(1)      200,000      $218
Chief Executive Officer,        12/31/00    $126,040    $12,000    $11,771(1)      110,000      $210
President and Chairman          12/31/99    $120,371    $10,000        -0-             -0-      $300
of the Board

Peter R. Kramer,                12/31/01    $131,352        -0-    $ 3,424(1)      150,000      $218
Executive Vice                  12/31/00    $126,168    $12,000    $   866(1)       80,000      $137
President and Director          12/31/99    $120,196    $10,000    $10,988(1)          -0-      $200

Robert A. Crist                 12/31/01    $149,456        -0-    $   453(1)       88,000      $501
Vice President of                                                  $ 4,090(2)
Finance and Chief Financial     12/31/00    $144,715    $12,000    $ 3,585(2)       32,000      $491
Officer                         12/31/99    $139,217    $10,000    $ 3,525(2)       15,000      $616

Richard Kumpf(4)                12/31/01    $144,836        -0-        -0-          30,000      $257
Vice President of               12/31/00    $ 63,544    $60,000        -0-          40,000      $115
Engineering                     12/31/99         -0-        -0-        -0-             -0-       -0-

Deena Randall                   12/31/01    $133,224        -0-    $   511(1)       68,000      $140
Vice President-Operations       12/31/00    $128,263    $14,000        -0-          30,000      $135
                                12/31/99    $113,174    $10,000    $ 8,703(1)       10,000      $159
--------------------------------------------------------------------------------------------------------------

(1)  Consists of amounts paid as a cash-out of accrued and unused vacation time.
(2)  Consists of amounts paid for parking expenses.
(3) Consists of insurance premiums paid by Zoom for the term life insurance policy for the benefit of the Named Executive Officer.
(4)  Mr. Kumpf became an executive officer in July, 2000.

Option/SAR Grants in Last Fiscal Year

     The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                  Individual Grants
                                                                        Potential Realizable
                                                                          Value at Assumed
                    Number of    % of Total                                Annual Rates of
                    Securities     Options      Exercise                     Stock Price
                    Underlying    Granted to     or Base                   Appreciation for
Name                  Options    Employees in   Price Per   Expiration      Option Term(2)
                     Granted(1)   Fiscal Year     Share        Date          5%        10%
--------------------------------------------------------------------------------------------
Frank B. Manning      80,000        8.74%        $3.625    01/08/04      $45,711    $95,990
                     120,000       13.10%        $2.200    07/24/04      $41,613    $87,384

Peter R. Kramer       60,000        6.55%        $3.625    01/08/04      $34,283    $71,993
                      90,000        9.83%        $2.200    07/24/04      $31,210    $65,538

Robert A. Crist       28,000        3.06%        $3.625    01/08/04      $15,999    $33,597
                      60,000        6.55%        $2.200    07/24/04      $20,807    $43,692

Richard Kumpf         30,000        3.28%        $2.200    07/24/04      $10,403    $21,846

Deena Randall         33,000        3.60%        $3.625    01/08/04      $18,856    $39,596
                      35,000        3.82%        $2.200    07/24/04      $12,137    $25,487
--------------------------------------------------------------------------------------------

 (1) The options were granted under the 1990 Stock Option Plan, as amended, and are subject to a vesting schedule pursuant to which, in general, the options become exercisable at a rate of 50% per year commencing one year after the date of grant provided the holder of the option remains employed by Zoom. Options generally may not be exercised later than 36 months after the date of grant.
(2) The assumed rates are compounded annually for the full term of the options and do not represent Zoom's estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ending December 31, 2001 and unexercised options held as of December 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                             Shares                  Number of Securities        Value of Unexercised
                            Acquired                Underlying Unexercised     In-the-MoneyOptions/SARs
                               On       Value     Options/SARs at FY-End (#)         at FY-End (6)
   Name                     Exercise   Realized   Exercisable  Unexercisable   Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------
 Frank B. Manning(1)          -0-        -0-        55,000       255,000           -0-           -0-
 Peter R. Kramer(2)           -0-        -0-        40,000       190,000           -0-           -0-
 Robert A. Crist(3)           -0-        -0-        31,000       104,000           -0-           -0-
 Richard Kumpf(4)             -0-        -0-        20,000        50,000           -0-           -0-
 Deena M. Randall(5)          -0-        -0-        25,000        83,000           -0-           -0-
 --------------------------------------------------------------------------------------------------------

(1) Of the 310,000 options to purchase shares of Common Stock held by Mr. Manning, 80,000 options have an exercise price of $8.00 per share, 30,000 options have an exercise price of $6.625 per share, 80,000 options have an exercise price of $3.625 per share, and 120,000 options have an exercise price of $2.20 per share.
(2) Of the 230,000 options to purchase shares of Common Stock held by Mr. Kramer, 60,000 options have an exercise price of $8.00 per share, 20,000 options have an exercise price of $6.625 per share, 60,000 options have an exercise price of $3.625 per share, and 90,000 options have an exercise price of $2.20 per share.
(3) Of the 135,000 options to purchase shares of Common Stock held by Mr. Crist, 15,000 options have an exercise price of $4.375 per share, 12,000 options have an exercise price of $8.00 per share, 10,000 options have an exercise price of $5.3125 per share, 10,000 options have an exercise price of $6.625 per share, 28,000 options have an exercise price of $3.625 per share, and 60,000 options have an exercise price of $2.20 per share. In the event that Mr. Crist is terminated by Zoom for any reason other than for cause or a change of control, options to purchase up to 20,000 shares of Common Stock will become automatically vested.
(4) Of the 70,000 options to purchase shares of Common Stock held by Mr. Kumpf, 40,000 options have an exercise price of $7.375 per share, and 30,000 options have an exercise price of $2.20. Mr. Kumpf was hired in July, 2000. In connection with Mr. Kumpf's offer letter, Zoom agreed to grant him options so that he will have at least 20,000 options vesting per year during his first four years of employment. In addition, if Zoom is acquired, Mr. Kumpf's unvested options will vest automatically. There is no specified term of employment in Mr. Kumpf's offer letter.
(5) Of the 108,000 options to purchase shares of Common Stock held by Ms. Randall, 10,000 options have an exercise price of $4.375 per share, 30,000 options have an exercise price of $8.00 per share, 33,000 have an exercise price of $3.625 per share, and 35,000 options have an exercise price of $2.20 per share.
(6) Based upon the closing price of Zoom's Common Stock on December 31, 2001 on the Nasdaq National Market ($1.30). As of December 31, 2001, no Named Executive Officer held options, exercisable or unexercisable, with an exercise price of less than $2.20.

     Options to purchase Zoom's Common Stock have been granted to executive officers and other employees of Zoom under Zoom's 1990 Stock Option Plan, as amended (the "1990 Plan"). Options to purchase Zoom's Common Stock may also be granted to employees who are neither officers nor directors of Zoom under Zoom's 1998 Employee Equity Incentive Plan (the "1998 Plan"). The 1990 Plan and the 1998 Plan are each administered by the Stock Option Committee of the Board of Directors. In addition, from time to time, the Board of Directors has authorized Mr. Manning to award a limited number of options under the 1998 Plan throughout the fiscal year.

Insider Participation in Compensation Decisions

     Decisions regarding executive compensation, exclusive of the administration of the 1990 Plan, are made by the Board of Directors. The Board of Directors has no Compensation Committee. The Stock Option Committee, consisting of Messrs. Furman and Woods, is responsible for administering the 1990 Plan, including determining the individuals to whom stock options are awarded, certain of the terms upon which option grants are made, and the number of shares subject to each option granted under the 1990 Plan. No member of the Stock Option Committee is a former or current officer or employee of Zoom. Mr. Manning and Mr. Kramer, who are executive officers and directors of Zoom, made recommendations to the Stock Option Committee regarding the granting of stock options and participated in deliberations of the Board of Directors concerning executive officer compensation. Neither Mr. Manning nor Mr. Kramer participated in any vote establishing their compensation.

Board of Directors Report on Executive Compensation

     The primary objectives of the Board of Directors in developing executive compensation policies are to enhance the profitability of Zoom by closely aligning the financial interests of Zoom's executive officers with those of its stockholders and to attract and retain key executives important to the long-term success of Zoom. To effect these objectives, the Board of Directors pays Zoom's executive officers what the Board believes to be relatively low cash compensation while providing those officers with significant performance-based long-term incentive compensation and the opportunity to build a substantial ownership interest in Zoom through the granting of stock options.

     Frank B. Manning, Zoom's Chief Executive Officer, received cash compensation for the fiscal year ending December 31, 2001, in the amount of $137,685. The Board of Directors has not conducted any surveys of salaries of executive officers, but based upon its experience believes that the cash compensation of its executive officers, including the compensation received by Mr. Manning, is low compared to the cash compensation of comparable executive officers in similarly situated companies. The low level of compensation of Mr. Manning reflects Mr. Manning's request to limit his cash compensation in favor of stock options. If not for this request, the Board of Directors would have set Mr. Manning's cash compensation at a higher level to better reflect his importance and contributions to Zoom.

     During fiscal 2001 Mr. Manning was granted 200,000 options to purchase shares of Common Stock at a weighted average exercise price of $2.77 per share. Other executive officers as a group were granted an aggregate of 431,000 options to purchase shares of Common Stock at a weighted average exercise price of $2.765 per share. In determining the number of options to be granted to the executive officers, the Stock Option Committee reviews recommendations provided by Mr. Manning, the Chief Executive Officer, and makes a subjective determination regarding that recommendation based upon the following criteria:
(i) the level of cash compensation; (ii) the compensation paid by companies that might compete with Zoom for the employee's services; (iii) the individual performance of the executive officer; and (iv) the number of shares subject to options already held by each executive officer. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole, and recommendations from the Chief Executive Officer are given deference absent countervailing concerns.

     Board of Directors:           Stock Option Committee:
------------------------------------------------------------------------------
     Frank B. Manning              Bernard Furman
     Peter R. Kramer               J. Ronald Woods
     Bernard Furman
     J. Ronald Woods
     L. Lamont Gordon
------------------------------------------------------------------------------
Performance Graph

     The following graph compares the annual change in Zoom's cumulative total stockholder return for the five (5) year period from December 31, 1996 through December 31, 2001, based upon the market price of Zoom's Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Information Technology Composite Index for that period.

Total Return Comparison

                                            Comparison of Cumulative Total
Return Among:                 12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------------------------
Info Tech Composite Index      100.00      128.13      227.61      406.10      240.09      177.66
S&P 500 Index                  100.00      130.97      165.90      198.29      178.19      154.95
Zoom Technologies, Inc.        100.00       66.63       39.49       83.29       31.00       12.83
--------------------------------------------------------------------------------------------------

     The Performance Graph assumes the investment of $100 on December 31, 1996 in Zoom's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Information Technology Composite Index, and the reinvestment of any and all dividends.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, Zoom entered into an agreement to purchase the ground lease for a manufacturing facility located on Dry Dock Avenue in Boston, Massachusetts (the "Dry Dock Building"). In connection with the proposed purchase of the Dry Dock Building, Zoom paid $500,000 to be held in escrow as a deposit pending the closing of the transaction. Of this deposit, $25,000 was nonrefundable. Subsequently, negotiations stalled and the property-owner of the Dry Dock Building retained the deposit pending resolution of some disputed facts concerning the purchase. While Zoom believed that it was entitled to a return of the $488,500 refundable portion of the deposit plus interest, the property-owner objected, and the funds were retained in escrow pending resolution of the dispute.

     As an alternative to pursing legal remedies to obtain a return of the deposit, Zoom pursued an arrangement to acquire the Dry Dock Building with the following individuals: Frank B. Manning, President and a director of Zoom; Peter
R. Kramer, Executive Vice President and a director of Zoom; Bruce M. Kramer, Peter Kramer's brother; and a third party. Under this arrangement, these individuals, either directly or through entities controlled by them, joined together with Zoom as of March 29, 2002 to form the Zoom Group LLC, a Delaware limited liability company ("Zoom Group") to purchase the Dry Dock Building. Zoom and each of the investors owns a 20% interest in the Zoom Group. The managers of the Zoom Group are Peter Kramer and the third party. There are no special allocations among the members of the Zoom Group, and each member is required to contribute his or its proportionate amount of capital in return for its 20% interest.

     Effective as of March 29, 2002, Zoom also entered into a Reinstatement Agreement, Assignment Agreement and Second Amendment to Agreement of Purchase and Sale with the Zoom Group and the owner of the Dry Dock ground lease. Under this Reinstatement Agreement, the original purchase agreement for the Dry Dock Building was amended and reinstated, and Zoom assigned its rights under the purchase agreement to the Zoom Group, together with rights to the $488,500 refundable portion of the deposit plus interest. In connection with this transaction, under a separate letter agreement, the other members of the Zoom Group paid Zoom $390,800 ($97,700 each), representing their proportionate share of the deposit assigned to the Zoom Group. As a result, Zoom's remaining interest in the deposit is $97,700. As part of the reinstatement of the purchase agreement, the members of the Zoom Group agreed that an additional $25,000 of the $488,500 deposit would be nonrefundable, of which $5,000 has been allocated to each investor.

     Under the Reinstatement Agreement, the Zoom Group agreed to purchase the Dry Dock Building, subject to financing and other contingencies, for a purchase price of $6.1 million, subject to adjustment. Under this arrangement, the Zoom Group is required to seek nonrecourse financing that meets specified criteria in the amount of between $3.8 and $4.0 million, depending upon whether there are purchase price adjustments. If the closing takes place, each member of the Zoom Group has initially agreed to contribute up to $540,000 to fund the cash portion of the purchase price plus initial working capital. These initial capital contributions include each member's share of the deposit. If the purchase does not close and the nonrefundable portion of the deposit is returned, each member will receive $92,700 plus interest. If the purchase does not close and the seller is permitted to retain the deposit, each member will lose the entire amount of its $97,700 deposit and Zoom will have no obligation to reimburse the other members for any of the $390,800 paid to Zoom to cover their share of the total deposit.

     Under the Zoom Group Operating Agreement, following the closing of the purchase of the Dry Dock Building, Zoom will have both the right to sell its interest in the Zoom Group to the other members of the Zoom Group, and the right to purchase the other members' entire interests in the Zoom Group. Zoom's right of sale expires on January 5, 2003. Should Zoom exercise its sale right, Zoom would be entitled to recover the full amount of the $97,700 remaining deposit with the property-owner and any additional investment it makes in the Zoom Group. For example, if the Zoom Group contributed $540,000, including its deposit, toward the purchase of the Dry Dock Building and initial working capital, Zoom would have the right to sell its interest to the other Zoom members for that amount. If Zoom exercises this right, the other members will be jointly and severally liable to pay this amount within ninety (90) days. Zoom's right to purchase the interests of the other members of the Zoom Group expires on December 31, 2005. Under Zoom's right to purchase, Zoom has the option to purchase all the interests of the other members of the Zoom Group for a purchase price determined in accordance with a prearranged formula based upon the initial purchase price of the Dry Dock Building plus 20% a year. There is no obligation of Zoom to exercise either its purchase or sale right, including any right of any member of the Zoom Group to require Zoom to do so. Any decision by Zoom of whether or not to exercise any of these rights will be made by the independent directors of Zoom.

     The transactions described above between Zoom, the Zoom Group and members of the Zoom Group were reviewed and approved by a special committee of independent members of the Board of Directors of Zoom, who determined the transactions to be advisable and in the best interest of the Zoom.

                                  OTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Zoom directors and executive officers, as well as any person holding more than ten percent (10%) of Zoom's Common Stock, are required to report initial statements of ownership of Zoom's securities and any subsequent changes in such ownership to the Securities and Exchange Commission. To Zoom's knowledge, all of the required reports were filed by such persons during fiscal 2001.

Independent Public Accountants

     Based upon the recommendation of the Audit Committee, the Board of Directors appointed KPMG LLP, independent public accountants, to audit the consolidated financial statements of Zoom for the fiscal year ending December 31, 2002. A representative of KPMG LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Independent Auditor Fees

     Audit Fees. KPMG LLP billed Zoom an aggregate of $105,000 for professional services rendered by KPMG in connection with its audit of Zoom's financial statements for the fiscal year ending December 31, 2001 and its review of Zoom's quarterly reports on Form 10-Q during fiscal 2001.

     Financial Information Systems Design and Implementation. KPMG did not render any services to Zoom for financial information systems design and implementation during fiscal 2001.

     All Other Fees. KPMG billed Zoom an additional $76,800 for professional services rendered during fiscal 2001 for services not otherwise described above. These fees include fees for tax-related services, including tax advice and research and the assistance with the preparation and filing of tax returns and the domestication of Zoom from Canada to the State of Delaware, and advice relating to Zoom's investment in the Dry Dock property.

     The Audit Committee has considered whether KPMG's provision of services other than services rendered in connection with the audit of Zoom's annual financial statements is compatible with maintaining KPMG's independence.

Deadline  for Receipt of  Stockholder  Proposals;  Discretionary  Authority of
Proxies

     Stockholder proposals for inclusion in Zoom's proxy materials for Zoom's 2003 Annual Meeting of Stockholders must be received by Zoom no later than January 3, 2003. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     Stockholders who wish to make a proposal at Zoom's 2003 Annual Meeting - other than one that will be included in Zoom's proxy materials - should notify Zoom no later than March 19, 2003. If a stockholder who wishes to present such a proposal fails to notify Zoom by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Incorporation by Reference

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by Zoom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Board of Directors Report on Executive Compensation," "Audit Committee Report," and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

     Copies of Zoom's Annual Report on Form 10-K/A for the fiscal year ending December 31, 2001, as filed with the Securities and Exchange Commission, are available to stockholders without charge upon written request addressed to Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111, Attention:
Investor Relations.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                  By order of the Board of Directors
                                  /s/ Frank B.Manning
                                  ----------------------------------
                                  Frank B. Manning, President


Boston, Massachusetts
May 3, 2002

                             ZOOM TECHNOLOGIES, INC.
                      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                    JUNE 11, 2002

The undersigned stockholder of ZOOM TECHNOLOGIES, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 3, 2002, and hereby appoints Frank
B. Manning and Peter R. Kramer, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 207 South Street, Boston, Massachusetts 02111, on Tuesday, June 11, 2002, at 10:30 A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS.

1.    ELECTION OF DIRECTORS:

      [ ]      FOR ALL NOMINEES (except as marked to the contrary below)
      [ ]      WITHHOLD AUTHORITY to vote for all nominees

NOMINEES:  FRANK B. MANNING, PETER R. KRAMER, BERNARD FURMAN, LAMONT GORDON  AND
J. RONALD WOODS

      Vote withheld from the following Nominee(s):
                                                  ------------------------------

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.

                                                MARK HERE FOR         [ ]
                                                ADDRESS CHANGE
                                                AND NOTE AT LEFT

(SIGNATURES SHOULD BE THE SAME AS THE NAME PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLES WHEN SIGNING.)

SIGNATURE:                          DATE:
          --------------------           -------

SIGNATURE:                          DATE:
          --------------------           -------